EXHIBIT 99.1

The following is an excerpt from Section 2 of the term sheet for WaMu Mortgage Pass-Through Certificates Series 2005-AR17:

2.  Amendments to MLPA

a.  Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Seller Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b.  Each of the following representations and warranties with respect to the Seller Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

            No deletions.

c.  The MLPA is hereby amended to add the following additional representations and warranties with respect to the Seller Mortgage Loans:

No additional representations and warranties (except as provided under Section 2(d) hereof).

d.  The following additional amendments are hereby made to the MLPA with respect to the Seller Mortgage Loans:

            i.    Prepayment Premiums.  The MLPA is hereby amended to add the following Section 3.4:

            -Section 3.4    Seller Representations and Warranties Regarding Prepayment Premiums; Remedies for Breach

            (a)        Whenever used in this Section 3.4, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Prepayment Premium:  With respect to any Mortgage Loan, any fee or premium required to be paid by the Mortgagor if the Mortgagor voluntarily prepays such Mortgage Loan in full as provided in the related Mortgage Note or Mortgage.

Supplemental Mortgage Loan Schedule:  The Supplemental Schedule of Mortgage Loans attached as Schedule I-A to a Term Sheet. The Supplemental Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan listed therein: (i) its loan number and (ii) the applicable term during which a Prepayment Premium, if any, may be imposed on such Mortgage Loan.

            (b)        Each of the Sellers hereby, severally and not jointly, represents and warrants with the Purchaser that, as to each Mortgage Loan sold by such Seller hereunder, as of the Closing Date:

(i)         The information set forth in the Supplemental Mortgage Loan Schedule delivered on the Closing Date is true and correct in all material respects; and

(ii)        With respect to each Mortgage Loan subject to a Prepayment Premium, such Prepayment Premium is enforceable in accordance with its terms, and each such Prepayment Premium is permitted pursuant to applicable federal, state and local law, subject to federal preemption where applicable, except as such enforcement (1) may be limited (A) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (B) due to acceleration in connection with a foreclosure or other involuntary payment or (2) would be considered "predatory" pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters.

            (c)        Upon discovery by a Seller (the "Breaching Seller") or the Purchaser of a breach of either of the representations and warranties set forth in Section 3.4(b) made by the Breaching Seller, which materially and adversely affects the value of any Mortgage Loan (including the value of Prepayment Premiums payable thereunder) sold by such Breaching Seller hereunder or the interests of the Purchaser in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of the later of (A) its discovery of breach or its receipt of written notice of breach from the Purchaser and (B) the date on which a Prepayment Premium would have become payable had such representation and warranty been true, the Breaching Seller shall pay to the Purchaser the amount of such Prepayment Premium (less any amount collected from the related Mortgagor with respect to such Prepayment Premium).

            (d)        It is understood and agreed that the obligations of a Breaching Seller set forth in this Section 3.4 constitute the sole remedies available to the Purchaser or its transferee respecting a breach of the representations and warranties by such Breaching Seller set forth in Section 3.4(b)."

e.  Except as modified here, the MLPA remains in full force and effect.